                                                                      EXHIBIT 11

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                    SIX MONTHS ENDED JUNE 30, 2003 AND 2002

2003

                                                               Shares           Income         Per Share
 (in thousands, except per share amounts)                    (Numerator)     (Denominator)       Amount
-------------------------------------------                 -------------     -----------      ----------
Basic EPS:
Net income available to common stockholders                     $27,786         25,969            1.07

Effect of dilutive securities:
Restricted stock                                                     --            871
8.75% convertible subordinated debentures                            37            180
Stock options                                                        --            289
Deferred shares                                                      --            120
                                                                -------         ------            ----
Diluted EPS:
Income available to common stockholders
     and assumed conversions                                    $27,823         27,429            1.01
                                                                =======         ======            ====

2002

                                                             Income (loss)      Shares        Per Share
 (in thousands, except per share amounts)                     (Numerator)   (Denominator)      Amount
-------------------------------------------                  -------------  -------------     ---------
Basic EPS:
Net income from continuing operations                          $ 18,667         24,977            0.75
Net (loss) from discontinued operations                            (122)        24,977           (0.01)
                                                               --------                       --------
Net income available to common stockholders                    $ 18,545         24,977            0.74
                                                               ========         ======        ========

Effect of dilutive securities:
Restricted stock                                                     --            803
8.75% convertible subordinated debentures                           106            525
Stock options                                                        --            422
Deferred shares                                                      --             83
                                                               --------         ------
Diluted EPS:
Income from continuing operations                              $ 18,773         26,810        $   0.70
Net (loss) from discontinued operations                            (122)        26,810              --
                                                               --------                       --------
Income available to common stockholders
     and assumed conversions                                   $ 18,651         26,810        $   0.70
                                                               ========         ======        ========

                                                                      EXHIBIT 11

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      QUARTER ENDED JUNE 30, 2003 AND 2002

2003

                                                               Income                  Shares             Per Share
 (in thousands, except per share amounts)                    (Numerator)            (Denominator)           Amount
-------------------------------------------                  ----------             -------------         ---------
Basic EPS:
Net income available to common stockholders                    $ 19,749                 26,032               0.76

Effect of dilutive securities:
Restricted stock                                                      -                    887
8.75% convertible subordinated debentures                            18                    178
Stock options                                                         -                    305
Deferred shares                                                       -                    119
                                                               --------                 ------               ----
Diluted EPS:
Income available to common stockholders
  and assumed conversions                                      $ 19,767                 27,521               0.72
                                                               ========                 ======               ====

2002

                                                             Income (loss)              Shares         Per Share
 (in thousands, except per share amounts)                     (Numerator)            (Denominator)       Amount
-------------------------------------------                  -------------           -------------     ---------
Basic EPS:
Net income from continuing operations                          $  8,371                 25,081          $  0.33
Net loss from discontinued operations                              (126)                25,081                -
                                                               --------                                 -------
Net income available to common stockholders                    $  8,245                 25,081          $  0.33
                                                               ========                 ======          =======

Effect of dilutive securities:
Restricted stock                                                      -                    809
8.75% convertible subordinated debentures                            51                    519
Stock options                                                         -                    518
Deferred shares                                                       -                     98
                                                               --------                 ------

Diluted EPS:
Income from continuing operations                              $  8,422                 27,025          $  0.31
Net loss from discontinued operations                              (126)                27,025                -
                                                               --------                                 -------
Income available to common stockholders
  and assumed conversions                                      $  8,296                 27,025          $  0.31
                                                               ========                 ======          =======

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